Exhibit 99.2
Final Transcript
Conference Call Transcript
SAFM — Q4 2010 Sanderson Farms Earnings Conference Call
Event Date/Time: Dec 14, 2010 / 04:00PM GMT

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — CEO
Mike Cockrell
Sanderson Farms — CFO
Lampkin Butts
Sanderson Farms — President
CONFERENCE CALL PARTICIPANTS
Farha Aslam
Stephens Inc. — Analyst
Heather Jones
BB&T Capital Markets — Analyst
Akshay Jagdale
Keybanc Capital Markets — Analyst
Ken Goldman
JPMorgan — Analyst
Christina McGlone
Deutsche Bank — Analyst
Christine McCracken
Cleveland Research Company — Analyst
Stephen Share
Morgan Joseph — Analyst
Lindsay Mann
Goldman Sachs — Analyst
Ken Zaslow
BMO Capital Markets — Analyst
Zeb Nihgison
PCC — Analyst
Sarkis Sherbetchyan
B. Riley & Company — Analyst
PRESENTATION
Operator
Good day and welcome to the Sanderson Farms Incorporated fourth quarter 2010 conference call. (Operator Instructions) Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead sir.
Joe Sanderson - Sanderson Farms — CEO
     Thank you. Good morning and welcome to Sanderson Farm’s fourth-quarter year end conference call. This morning we recorded net income of $47.8 million or $2.08 per fully diluted share for our fourth fiscal quarter of 2010. During the fourth quarter of last year, we earned $19.8 million, or $0.95 per diluted share. For the year ended October 31, 2010, we reported net income of $134.8 million, or $6.07 per diluted share. For fiscal 2009, we reported net income of $82.3 million, or $3.94 per diluted share. If you did not receive a copy of the release and accompanying financial summary, they are available on our website at www.Sandersonfarms.com. Before we continue, I will ask Mike to give the cautionary statement regarding forward-looking statements.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Mike Cockrell - Sanderson Farms — CFO
Thank you Joe, and good morning. This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company. Examples of forward-looking statements include statements about future production levels, grain costs, and economic conditions. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our press release from this morning, and also in the annual report on form 10-K for the year ended October 31, 2010, which was filed with the SEC this morning. All forward-looking statements speak only as of today, and are based on our current expectations , beliefs, and assumptions, which could change quickly based on the many external factors affecting our business. We undertake no obligation to update or to revise
Joe Sanderson - Sanderson Farms — CEO
Thank you Mike. Fiscal 2010 was a successful year for Sanderson farms. Our net sales for the full year of $1.925 billion or 7.6% increase over fiscal 2009 for another record for Sanderson farms. Our net income of $134.8 million or $6.07 per share was also a record. Although we have earned higher margins per pound and higher returns on net sales in the past, this record year reflects the additional volume from, and the solid execution of our growth strategy. In addition to posting record results, I am pleased to report that during 2010, the Kinston, North Carolina project was completed on time and on budget. And we will begin processing chickens in Kinston in January. We started training employees and delivering product to Kinston for deboning in November. We’re again manufacturing feed at the feed mill November 1, and hatched our first flock of broiler chicks November 15. We look forward to the new opportunities the Kinston plant will provide for Sanderson farms for years to come.
While our 2010 financial results reflect the benefits of our growth strategy over the past few years, we will embark earning 2011 on our next phase of growth. We announced last spring that we will construct a new big bird deboning processing plant, wastewater facility and hatchery in North Carolina, subject to various contingencies. The two new North Carolina facilities together will add 30% more processing capacity than we have today. It will position the Company to penetrate new markets, and will position the Company for continued to grow its top and bottom line performance. While our obvious intent with these two new plants is to increase the Company’s earnings capacity, and value for our shareholders, the plants also create new opportunities for our employees.
Young managers in this Company continue to step forward and accept the challenges we face. And I appreciate the hard work and sacrifices they make on behalf of our That hard work and sacrifice is evident in the results we reported today, and provide me with the great deal of confidence for the future. With that introduction, I will ask Lampkin and Mike to provide details on the quarter, and I will return after they finish to discuss grain and answer your questions.
Lampkin Butts - Sanderson Farms — President
Thank you Joe, and good morning everyone. Overall market conditions improved when compared to our fourth quarter last year, primarily due to increased dark meat prices as a result of resumed exports to Russia. The average Georgia dock price during our fourth quarter was approximately 3.2% higher than last year’s fourth quarter, averaging $0.874 for the quarter. For the year, the Georgia dock averaged $0.853 per pound, which represented an approximate 1.3% decrease from $0.865 per pound averaged during 2009. The Georgia dock price is currently $0.855 per pound.
As many of you know, the Georgia dock price is a good indicator of the supply and demand dynamics for products sold to retail grocery stores. While the stock market price for white meat produced at our big bird plants has been under significant pressure, owing to reduced food service demand, the balance of supply and retail grocery demand has held relatively steady through most of the past few years. Bulk leg quarter prices were approximately 2.3% higher during the quarter compared to last year’s fourth quarter. But decreased approximately 4.2% for the year. Ernaberry market prices for leg quarters average $0.38 per pound during the fourth quarter, $0.36 per pound for the year, and the current Ernaberry quote is $0.35 per pound.
Realized prices for Russian product during the quarter averaged well ahead of Ernaberry quotes. During August and September, we sold dark meat for over $0.60 per pound to the Russian market. October production sold for over $0.50 per pound on average. Total industry exports however, will be down end of the year over year. Both China and Russia remain good export customers, but uncertainties surround both.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
In China, our products remain subject to punitive tariffs imposed following an anti-dumping investigation by the Ministry of Commerce in China. While product continues to move into the country, our margins are impacted by the tariff. Product began moving back into Russia in August, and continues to move today. The Russian government announced new quotas for chicken in November, and while they have not announced how that quota will be allocated among countries, we are pleased to have some visibility around the Russian market going into 2011. Leg quarter prices actually held up pretty well during 2010 without Russia, so having this important customer back in the market during 2011 should support dark meat prices.
The market for boneless breast has softens seasonally since Labor Day. Prices during our fourth quarter were higher by 26% when compared to the fourth quarter a year ago, but were 2.4% lower than during our third fiscal quarter. While boneless prices were higher than last year’s fourth quarter, that is primarily because of supply constraints caused by excessive heat triggered a run up in boneless prices during August. And the higher prices had little to do with improved demand. The quoted market price for boneless averaged $1.60 per pound during the fourth quarter, and $1.50 per pound for the fiscal year. The Ernaberry market price for boneless breast meat is currently $1.20 per pound. Softness in the boneless breast market continued to reflect weakness in the market for almost all protein consumed away from home. This includes the demand for white meat from all of our food service customers, including our casual dining customers and our food service distributors.
Finally, wings have not been the shining star they were last year, and prices have weakened counter-seasonally over the past few weeks. Jumbo wing prices during our fourth quarter averaged $1.16 per pound, down $0.24 from the average of $1.40 per pound during last year’s fourth quarter. For the year, jumbo wing prices were lower by 3.2% from an average of $1.32 per pound during 2009 to an average of $1.27 per pound during 2010. The current Ernaberry quote for jumbo wings is $0.96 per pound. When you roll all of this together, our average sales price for poultry products during the full-year was higher by $0.027 per pound over last year. Increasing 4% for the year ended October 31, 2010 when compared to the year ended October 31, 2009. This increase of $0.027 per pound in our average sales price for chicken, together with a $0.01 per pound improvement in our feed cost and flock sold, contributed to the operating margin improvement in our chicken business this fiscal year compared to last. Our costs for corn delivered to our feed mills during this year’s fourth quarter were higher than last year’s fourth quarter, increasing 9.1% , while the costs for delivered soybean meal decreased 17% during our fourth quarter compared to last year.
For the year, we paid over $1 million more for feed grain compared to 2009 because we bought more grain. Based on market prices alone, grain costs decreased $19.6 million or almost $0.01 per pound. Remember that there is a lag in the time it takes for the cost of grain delivered to our mills to show up in our cost of goods sold because we recognize the cost of grain when chickens that eat that grain are processed. Our feed cost per pound of chicken sold were lower by $0.029, or 9.7%, during this year’s fourth quarter compared to a year ago, and were lower by $0.01 or 3.6% for the year. Market conditions have softened seasonally, and as a result, continued food service demand weakness as a result of continued food service demand weakness. Despite this weakness, supplies of chicken are increasing.
Greater chick placements through the first 10 months of calendar 2010 were up an average of 3.3%, when compared with the same 10 months a year ago. And the projected freighter flock for May, 2011 is up 3.5% over 2010. Egg set numbers continue to run ahead of last year’s numbers. Egg sets through last week have averaged 206 million eggs per week compared to 200 million per week in ‘09, 209 million per week in ‘08, and 215 million per week in ‘07. We competed well in the industry during 2010, in terms of operating efficiencies and profitability. And our managers will receive bonuses for their work in keeping Sanderson Farms near the top of our industry. We also well exceeded the top target of our earnings-per-share goal in fiscal 2010, and all of our salaried employees earned a bonus for achieving that goal.
That said, we have room for improvement, and we’ll work hard this year to improve all of our operations and sales execution. Toward that end, we met with all of our key managers Thanksgiving week to review our deficiencies during 2010, and to identify areas we can improve during 2011. I am proud of our performance last year, but we left money on the table I want to capture this year. Like Joe, I congratulate our managers, employees, and growers on their success this year and look forward to our growth and improvement turn 2011. At this point, I would turn the call over to Mike for a discussion of
Mike Cockrell - Sanderson Farms — CFO
Thank you Lampkin . Our financial performance during the fourth fiscal quarter and for the year reflect the improved environment we enjoyed compared to last year, and the solid execution in our operations. Net sales for the quarter totaled $529.1 million, and that’s up from $469 million for the same quarter during fiscal 2009. The increase in net sales for the quarter reflects a 6.8% increase in our average sales price for poultry products compared to last year, and an increase in poultry pounds sold of 7.4%. Those increases were partially offset by a one million pound or 6.17% decrease in the sales of prepared food pounds, and a 5% decrease in our average sales price of foods.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Our cost of sales of poultry products for the quarter ended October 31 increased 2.8% when compared to the same quarter last year. This increase is a result of 7.4% more poultry pounds sold, offset by a slightly lower feed grain cost. For the fiscal year, net sales totaled $1.925 billion, up from $1.8 billion in fiscal 2009. Cost of sales for the year increased 2.6% compared to a year ago, and totaled $1.63 billion. Our average sales price for poultry products during fiscal 2010 was up 4% compared to fiscal 2009, and the average cost per pound in our poultry business decreased 85 points, or 1.4% compared to last year, reflecting those lower grain costs. For the year, feed grain cost comprised 46.8% of our cost of goods sold, and that compares to 47.2% during fiscal 2009. In our prepared foods business, we sold 3.7 million fewer pounds, a 5.8% decrease and realized $0.061 per pound less, and that’s a 3% decrease over last year.
During our fourth fiscal quarter, we processed 663 — excuse me, 666.3 million pounds of dressed chicken, and sold 688.5 million pounds. We processed 2.567 billion pounds during fiscal 2010, and we sold 2.57 billion pounds. For those of you who are modeling fiscal 2011, we currently expect to process 2.68 billion pounds of dressed poultry during fiscal 2011, which would represent a 4% increase over the pounds processed during fiscal 2010. If we run our plants as expected, those pounds would be processed as follows. 601.5 million in the first quarter, 665.6 million in the second quarter, 698.6 million in our third fiscal quarter, and 710.9 million in our fourth fiscal quarter. Of course, these projections are subject to change as a result of weather, changes in our target live weights, market conditions, and other factors.
SG&A expenses for fiscal 2010 were up $21.4 million compared to fiscal 2009. This increase was due in part to the accrual of bonuses and an ESOP contribution, both of which were higher this year than last. During 2010, we contributed $9 million to our ESOP and that compares to $6 million last year, and we recognized as corporate SG&A expenses $8.4 million for bonuses under the Company’s bonus reward program, and that compares to $4.4 million last year. SG&A expenses for fiscal 2010 also included $5.9 million increase in our start up expenses at Kinston, and a $2 million increase in trainee cost as we trained new managers for our growth plan.
At the end of our fiscal year, our balance sheet reflected stock holders’ equity of $645.7 million   , and net working capital of $238.2 million. Our current ratio was 3.2 to 1. Our long-term debt at year-end was $63.1 million and our total debt to cap ratio was a 8.9% at October 31. Our net debt to cap of course was zero. For the year, we spent $144.8 million on capital improvements and paid $14 million in dividends. Other $144.8 million spent on CapEx during the year, $107.7 million of that was for the new Kinston complex. Our return on average equity for fiscal 2010 was 25%.
For fiscal 2010, interest expense was $2.7 million, and that’s a decrease of $9 million from the interest expense during fiscal 2009. That reflects lower average outstanding debt, and the capitalization of $1.9 million in interest to our Kinston facility. Our effective tax rate was 35%, and going forward we continue to model an effective tax rate at 35.5%. We now expect our CapEx for fiscal 2011 to be approximately $60.1 million, and to be funded by cash on hand, internally generated working capital, cash flows from operations, and as needed, liquidity provided by our revolving credit facility. Of this total, $20 million is for the completion of our Kinston complex, and $11.9 million of that is for vehicles that we plan to place under operating leases.
The company has a $300 million unsecured revolving line of credit, of which $291.6 million was available at October 31. Our depreciation and amortization for fiscal 2010 totaled $44.4 million, and we currently expect about $48 million in depreciation for fiscal 2011. We announced on October 22, 2009 that our Board had authorized the officers to repurchase and retire up to one million shares of stock. We purchased 665,000 shares of our common stock under this authority during the fourth fiscal quarter of 2010. As reported last October, we plan to continue to use this program in part to offset shares issued through our equity compensation programs to soften the diluted impact of those programs. We believe also that this program highlights the board’s confidence in the
Joe Sanderson - Sanderson Farms — CEO
Thank you Mike. As Lampkin said, our feed-grain costs during 2010 were lower than fiscal 2009. That trend is likely to change going forward. If we had locked in prices for all of our needs for fiscal 2011, at current values, that is if using Chicago Board of Trade contract prices for current and future needs as it closed last night, and factoring in the additional volume we will need this year, our costs for grain during fiscal 2011 would be $243.5 million higher than during fiscal 2010. That number consists of $194.4 million in price, and $49 million in volume. While that estimate is based on yesterday’s cash market price for grain, I caution anyone building a model that prices have been volatile and I expect that volatility to continue.
I reported to you on our August call that we had priced none of our 2011 needs as of that date, but would be looking for opportunities during the harvest to begin pricing some of our needs for fiscal 2011. We never saw such opportunities, and we still — we have still not priced a significant portion of our 2011 needs. When final harvest numbers are known and reported in USDA’s January report, the trade will know what the supply side of both the corn and beans balance sheet will look like going forward. And I predict both will be very tight. As both brands compete for 2011 acres, prices for both will likely remain relatively high. We don’t yet know though, what these high prices will do to the demand side of the

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
balance sheet. There are many moving parts remaining on the demand side going forward, including export demand, China in particular, reduced Ethanol and protein margins, . While all of that is sorted out, one thing we know for sure; our input cost will be higher during fiscal 2011 compared to 2010.
I agree with Lampkin that market conditions continue to reflect weakness in consumer spending, and lower consumption in the protein away from home. I also continue to believe we will not see meaningful demand improvement for chicken in food service until Americans begin getting their jobs back in large and significant numbers. While I don’t have a crystal ball for 2011, I know leading indicators point to higher supplies of poultry. And I believe retail growth demand will continue to be strong. I cannot say I believe food service demand will be robust during 2011. I believe it may improve on the margin, but I don’t believe improvement will be meaningful until at least late 2011 or 2012, as unemployment moderates. Despite the headwinds we will face in the next few months, I remain optimistic for the long term. We sell a high quality, affordable product that consumers enjoy, we have outstanding managers who produce that product efficiently for a strong and expanding consumer base. Our balance sheet is strong .
We are demonstrating our optimism and confidence in the long-term success of Sanderson Farms with a considerable investment in a second new complex in North Carolina that will add value for our investors, opportunities for our employees, and high-quality products for new customers. This year’s results are clear evidence of the success of our growth strategy, coupled with strong operations. We will continue to grow our Company to add value for our share holders, and opportunities for our employees. With that, we will
QUESTION AND ANSWER
Operator
(Operator Instructions). We’ll go first to Farha Aslam with Stephens Inc.
Farha Aslam - Stephens Inc. — Analyst
Hi, good morning.
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Farha Aslam - Stephens Inc. — Analyst
Congratulations on a good quarter.
Joe Sanderson - Sanderson Farms — CEO
Thank you, and congratulations, you were closest, I believe.
Farha Aslam - Stephens Inc. — Analyst
Thank you. Couple of questions. On the Chinese tariff, you had previously said it was running about $2 million a month? Is that still a good number, or how should we think about that Chinese tariff in terms of costs?
Joe Sanderson - Sanderson Farms — CEO
That has moderated downward a bit. When they went from — we were at 64. It was at 64%, and it is down to about 50%, instead of $2 million, I would probably use $1.5 million now.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Farha Aslam - Stephens Inc. — Analyst
Okay, great. And then for the second North Carolina facility, could you just share with us your timeline on that plant now?
Joe Sanderson - Sanderson Farms — CEO
Well, we don’t know now. We have looked at two other locations, Goldsboro was our first. And we have looked at another location, and some of you — it has been in the paper. There’ve been some objections, frankly, from a neighboring county, which is something that we have not experienced before. Usually, if we run into objections, it is usually from the location itself. The primary objection to our locating in this — it is Nash County, which is Rocky Mount, North Carolina, the primary objection is coming from an adjacent county, which I am not going to name. And it is a bit unusual, and we usually do not go where we are not wanted. But this is coming from an adjacent county.
And as they — as Nash County rezoned the land on which we would locate, there were some, how should I say this, technical issues. Errors were made, and so they are going to have to redo the zoning. And that is going to take two to three months. So we are going to have to wait two to three months, and then see what happens, and we may be several months away before we decide on a location. So it may be some time during fiscal 2011. Our original schedule was to start construction in March, I do not believe that is going to happen. I believe it is going to be later than that.
Farha Aslam - Stephens Inc. — Analyst
Okay. That is helpful. And then my final question, and I will pass it on, is that Lampkin, you had highlighted that you got your managers together and pointed out cost savings opportunities? Are you willing to share with us kind of roughly how much cost savings you anticipate garnering in 2011?
Lampkin Butts - Sanderson Farms — President
I would say that is proprietary.
Joe Sanderson - Sanderson Farms — CEO
But I will say, this is Joe, I would report to you that Lampkin and his managers improved one spot up in Agri Stats this year, and I am very proud of them for doing that.
Farha Aslam - Stephens Inc. — Analyst
Okay, thank you very much.
Operator
We will move on to our next question from Heather Jones, BB&T Capital Markets.
Heather Jones - BB&T Capital Markets — Analyst
Good morning.
Joe Sanderson - Sanderson Farms — CEO
Good morning.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Heather Jones - BB&T Capital Markets — Analyst
Congratulations on your quarter, as well. A couple of questions. Just keeping with the whole second North Carolina plant. Your new CapEx guidance, when does that assume construction begins?
Lampkin Butts - Sanderson Farms — President
That assumes construction does begin in fiscal 2011, Heather. But we would not be spending, the big spend for that even under our original schedule was going to be in fiscal 2012.
Joe Sanderson - Sanderson Farms — CEO
Tell them about the amendments.
Lampkin Butts - Sanderson Farms — President
We amended our credit facility today, you may have seen the 8-K, we amended it yesterday to create a bucket of $115 million for that second plant, and also just to increase our annual limit to $55 million a year for the three years remaining on that facility. We have some things that are included in this year’s budget that are kind of one-off deals. We have some money to spend at one of our plants, our Laurel plant, to redo some freezer infrastructure, and we also have a $5 million built into that for the new software that the Company is going to have to buy this year. So there are a couple of one-off things in there, and they’re also some quality control equipment in the plants, but again, the big spend for the second plant is going to be in fiscal 2012.
Heather Jones - BB&T Capital Markets — Analyst
Okay. And moving to SG&A, I know it is too early to know what ESOP and bonus expense, et cetera, is going to be. But is it a fair assumption that, I saw in your K where you are talking about the start up expense of about $4.5 million in November and December, but should trainee expense go down substantially given the environment, should bonus expense go down substantially?
Joe Sanderson - Sanderson Farms — CEO
Yes. Bonus expenses will go down in the current environment.
Lampkin Butts - Sanderson Farms — President
The bonus — our Board, when it meets in January sets earnings per share targets for next year, they will be aggressive as always. And I suspect that achieving those aggressive targets during fiscal 2011 is going to be a challenge. So I would guess the bonus expense will go down, the ESOP as you may recall is a direct — it goes up and down directly in relation to our operating profit. It is about 4% of that. And if we earn less money, it’ll be — .
Joe Sanderson - Sanderson Farms — CEO
4.75%.
Lampkin Butts - Sanderson Farms — President
Yes, thank you, 4.75% of that, so if that goes down, obviously ESOP will go down. I wouldn’t model a decrease in the trainee cost though. We actually put all of the trainee costs for November and December into that number you just quoted in the K, because all of that trainee cost is really related to Kinston and our growth. Joe just said, we remain very committed to that second facility, and we need to continue to train managers for

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
it. So I think trainee cost is going to be steady. But everything else will come down. We won’t have Kinston start up cost anymore after January 1. And we won’t begin putting big numbers on the books for that second plant until we have more visibility about the timing of it.
Heather Jones - BB&T Capital Markets — Analyst
Okay. The $5 million in systems expense, is that all going to be expensed?
Lampkin Butts - Sanderson Farms — President
Say that again.
Heather Jones - BB&T Capital Markets — Analyst
The $5 million in systems CapEx, is that all going to be expensed in 2011?
Lampkin Butts - Sanderson Farms — President
No, that will be amortized over three years, the bulk of it will. There will be some of it that will be a one-time expense but we will capitalize most of that.
Heather Jones - BB&T Capital Markets — Analyst
Okay, and Joe going to the demand environment. The last few weeks especially, you’ve seen pretty substantial year-on-year increases in production, high single digits. And until the last week or so, our pricing data hasn’t shown much deterioration in breast meat pricing. It’s hung in there much better than we would have expected. But yet you stay — remain — you sound pretty cautious on demand. How do you — why do you believe pricing hasn’t deteriorated more, given the substantial year-on-year increases we have seen?
Joe Sanderson - Sanderson Farms — CEO
Well, the quoted market has not deteriorated too much for — I have lost track of, it came down and it held up through Thanksgiving basically. And then it started going — but the under market, the real market, there was substantial discounting, and then there were some cutbacks that everybody made prior to Thanksgiving that I think held the market up for about two weeks, Heather. But the real market — I’ll tell you something else that was going on. A lot of further processors we believe were buying bonus breast, and putting it in the freezer. And I think you’re going to see cold storage numbers go up. I know we were packing frozen product for some of our further processing customers, and they were putting it in the freezer. We did that for one person or two people?
Lampkin Butts - Sanderson Farms — President
We did that for mainly just one.
Joe Sanderson - Sanderson Farms — CEO
Mainly just one. And his demand was off going to food service, but he went ahead and took his regular loads and froze it and put it in food service. But our demand out of our prepared foods plant, and our demand out of our fresh customers, was pretty good the first week of the month of November, and then it was gone. And you know who our customers are, they are the biggest out there. And it was just absent.
Lampkin can speak to what is happening in food service — the prepared stuff right now.
Lampkin Butts - Sanderson Farms — President

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Well, this is the time of year that a lot of our food service customers book contracts and products for next year. So we are right in the middle of that. We haven’t — that bid process is not complete yet. Our plans are to have a better year at foods, but the demand for those products and the sales from there is still soft.
Joe Sanderson - Sanderson Farms — CEO
I will tell you something else. Last year, we thought we had the cook line at foods sold out beyond its capacity. And based on what our customers told us. But the orders for the whole year came in so light, that our pounds were down. Our sales were down all year long. And so that is another indicator to me about what was happening in food service. And those are our regular customers. Some of them were new, but most of them were the same people we have been dealing with for a long time.
Heather Jones - BB&T Capital Markets — Analyst
Right.
Joe Sanderson - Sanderson Farms — CEO
I didn’t answer your — we have been, the boneless breast market — while the quoted market was kind of holding there in November, after the first week of November a lot of it was being discounted.
Heather Jones - BB&T Capital Markets — Analyst
So, ground beef prices have already moved substantially higher, and expected to move even higher because of lower imports. Two of your public peers have talked about 3%, or at least 1%, 1.5% increases in food service demand next year. It sounds as if you believe those projections are just way too bullish.
Joe Sanderson - Sanderson Farms — CEO
In the first place, I don’t know. Let me just say that. I am not a prognosticator, I can’t see into the future. I will say that first of all. But, when we have 3% or 4% more head coming, and that may mean more than that in pounds, right now that is what I see coming with egg sets.
Now that may change. We may have a first half of the year, and then people may decide they don’t like what they are seeing, and they may cut back for the second half of the year. I think that is a likelihood. And we do believe with higher priced beef and pork, at retail, we are going to probably get more ad activity.
At food service, I don’t know. We don’t really compete so much with pork at food service. And really, I don’t know how much we compete with — and if we do compete with beef at food service, we generally know it six months ahead of time, to build inventories. And we have had no indication thus far that anybody is building any inventories to do any features or anything special at food service. But you know when there is going to be a feature at food service several months ahead of time. Because breast prices start going up because two or three of the big processors are buying up fresh meat to further process. And that hasn’t happened as yet. But I know what happens when 3% or 4% more head starts coming down the pike.
Heather Jones - BB&T Capital Markets — Analyst
Okay.
Joe Sanderson - Sanderson Farms — CEO
I am trying to be honest with my shareholders.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Heather Jones - BB&T Capital Markets — Analyst
No, I appreciate it. There’s just a bunch of different opinions going around out there. No, I appreciate your honesty.
Joe Sanderson - Sanderson Farms — CEO
Good to talk to you.
Heather Jones - BB&T Capital Markets — Analyst
You too.
Operator
Thank you, we’ll take our next question from Akshay Jagdale with KeyBanc Capital Markets.
Akshay Jagdale - Keybanc Capital Markets — Analyst
Good morning. Congratulations on a good quarter.
Joe Sanderson - Sanderson Farms — CEO
Thank you.
Akshay Jagdale - Keybanc Capital Markets — Analyst
And thanks for your honesty. It is always appreciated. I wanted to ask you a similar question, but just get a different perspective, Joe. You seem pretty negative again on demand as it relates to food service, at least on a relative basis. Can you just tell me what is different in your mind this year versus the same time last year? Because last year, you were also pretty negative on demand, and correct me if I am wrong, but I guess the prices have sort of far exceeded many people’s expectations. So, I am just trying to get a sense of, you are pretty negative this year, you were last year, and just wanted to understand what you think is different this year versus last.
Joe Sanderson - Sanderson Farms — CEO
I don’t remember last year.
Lampkin Butts - Sanderson Farms — President
Demand hasn’t changed. Demand was soft this time last year, we predicted it to be flat. We said it was flat all year at food service.
Joe Sanderson - Sanderson Farms — CEO
I guessed the same thing last year.
Lampkin Butts - Sanderson Farms — President
And good at retail. But we went into last year with chicken supply being flat.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson - Sanderson Farms — CEO
The difference is we’re fixing to have 3% or 4% more chickens. And that is the difference from this year to last year, and I am not negative, I am fixing to build another plant. I’m fixing to crank one up, and build another one. I am not negative, I am the most optimistic person you have ever seen. Who else is building plants?
Akshay Jagdale - Keybanc Capital Markets — Analyst
That is a fair comment. That was just my perspective.
Joe Sanderson - Sanderson Farms — CEO
I know what you’re talking about. I am just saying that for the short-term, and I don’t think this is going to last by the way, everybody is fixing to get their nose bloodied a little bit, and I don’t think it’s going to last long, personally. But we have 3% or 4% more chickens coming, what do you think about that? And I don’t see — we have 15 million people unemployed, and our work hours and wages are not increasing, and 3% or 4% more chickens coming on line.
And I do like competing against high priced beef and pork. But when Christine, I think, asked me one time about — Christine McCracken, about cheap pork. And I told her the same — and I’m going to tell you the same thing about when you have high priced pork. I believe people are going to eat some beef and some pork and some chicken. But I do like competing against high priced beef and pork.
I do believe we will get some more features in the grocery stores, but we don’t really compete against pork at food service. And chicken doesn’t compete against steak. We might compete against hamburgers in some places. But we do have more chickens coming on board.
Akshay Jagdale - Keybanc Capital Markets — Analyst
So is it fair to say that the price appreciation, the revenue per pound growth that we saw this past year, in your opinion, just came from supply tightness, and you don’t see that tightness at least in the near term? Would that be a fair way to characterize what you’re saying?
Joe Sanderson - Sanderson Farms — CEO
Well, the increase in price that we saw was serendipitous. It was from excessive heat on boneless breast, and it was the opening of Russia in August, September and October. Really, isn’t that about what it was?
Lampkin Butts - Sanderson Farms — President
Yes.
Joe Sanderson - Sanderson Farms — CEO
If we hadn’t had that, we would have made decent money. But it wouldn’t have been explosive like it was, I think.
Mike Cockrell - Sanderson Farms — CFO
I think that’s right. You benefited the fourth quarter, if you look at our prices and what we achieved, it was heat on white meat, and Russia on dark meat. The two together gave us a great August and September, and October was pretty darn good, too.
Joe Sanderson - Sanderson Farms — CEO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
October was a big month, but we would’ve had a better year than last year, but it wouldn’t have been a record year.
Lampkin Butts - Sanderson Farms — President
Like we ended up being.
Joe Sanderson - Sanderson Farms — CEO
It would’ve been a record year, but it wouldn’t have been — it was kind of — .
Mike Cockrell - Sanderson Farms — CFO
It wouldn’t have been $6.
Joe Sanderson - Sanderson Farms — CEO
It wouldn’t have been $6.
Akshay Jagdale - Keybanc Capital Markets — Analyst
That’s helpful. One last one. So what, in your opinion, what needs to happen on supply over the first six months of the year, or first few months of the calendar year to see an increase in revenue per pound, such that you think the industry would make money?
Joe Sanderson - Sanderson Farms — CEO
Well, I think the first six months is a done deal. I think we’re fixing to have 3% to 4% more head, and likely more weight than that. And I think with corn and soy where it is, unless people are hedged out, that is going to be a very challenging environment, and I think the industry, because of 2008, will reevaluate, and then we will see perhaps a different second half of the year.
Akshay Jagdale - Keybanc Capital Markets — Analyst
But what kind of egg set numbers do you need to see?
Joe Sanderson - Sanderson Farms — CEO
These egg set numbers, when you look back and compare them to 2006 and 2007, would be fantastic, except for the fact that you have 15 million people not working, and food service demand is poor. We did find, when egg sets were running 190 million to 200 million, now they are running 206 million.
Lampkin Butts - Sanderson Farms — President
206 million.
Joe Sanderson - Sanderson Farms — CEO
And I am not a prognosticator, but it appears to me that that might be too many. And the indicator I have is the value of wings right now.
Akshay Jagdale - Keybanc Capital Markets — Analyst

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Okay. So you would want to see them at about 200 million or less, right?
Joe Sanderson - Sanderson Farms — CEO
That is not my business. I can’t tell that. I don’t know. We will see what the market does in January. The industry as a whole, and the players and the balance sheets will determine what the egg sets are going to be. I can’t do that.
Akshay Jagdale - Keybanc Capital Markets — Analyst
That is very helpful, thanks again for being so candid.
Joe Sanderson - Sanderson Farms — CEO
You bet.
Operator
We’ll take our next question from Ken Goldman with JPMorgan.
Ken Goldman - JPMorgan — Analyst
Good morning.
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Ken Goldman - JPMorgan — Analyst
Joe, you are optimistic with good reason in the long term. But I think you hinted that, and correct me if I’m wrong, that you think the industry will sooner than later right size, and we’ll get back to being in the black. I guess just to play devil’s advocate, why won’t the industry be in the red for a year or more? Corn futures are set to be high for as long as the eye can see, Pilgrim’s is growing, you are growing, Tyson is not growing. In 2008, it took the smaller processors a longer time than expected to cut — and I know their balance sheets are worse now, but it always takes longer in commodity industries for processors to cut production. So, why should we be optimistic at all for the next year, I guess is what I’m asking?
Joe Sanderson - Sanderson Farms — CEO
I think you may be right. It could take longer. Historically, it has taken longer. I am not — I think that is entirely possible, what you say. The industry has often waited, and because they’re optimistic about summer markets. I think it is entirely possible that that could happen.
The only reason that it might not happen is their experience in 2008, and the experience of the bankers in 2008. That may be something that would make it happen faster. But I don’t know that. That is just a guess on my part, but I think historically, you are correct.
Ken Goldman - JPMorgan — Analyst

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
And then looking even shorter term, the first half of the year, you have guided to be a challenge. I guess I’m asking how challenging will it be? You said we kind of know what it will be like, right? We don’t know exactly how chicken prices on the spot market will move. But are we talking about you guys losing potentially a dime, or are we talking about a dollar? Any range there would be helpful in modeling the Company for us.
Joe Sanderson - Sanderson Farms — CEO
I would say the good operators, the top third of the industry, and maybe those that are hedged are not losing a lot of money. Kind of depends on what January does. If there is any — toward the bottom end of your range. But poor operators will be losing a lot more than that. And you remember, I think we shared this with you before, what is the range, Bob, in Agri Stat between the top half and the lower half?
Mike Cockrell - Sanderson Farms — CFO
$2 a head.
Joe Sanderson - Sanderson Farms — CEO
$2 a head.
Mike Cockrell - Sanderson Farms — CFO
$0.14 a pound.
Joe Sanderson - Sanderson Farms — CEO
There’s $0.10 to $0.12 per pound between a good operator and the bad operators. And so, that is historical. That is not just last month.
Ken Goldman - JPMorgan — Analyst
Wasn’t there one company that lost money on the heat year last year?
Joe Sanderson - Sanderson Farms — CEO
There were two companies in Agri Stat that lost money for the year last year.
Ken Goldman - JPMorgan — Analyst
And then one last one, Mike, did you give guidance? If you did, I missed it, on net interest expense for fiscal 2011?
Mike Cockrell - Sanderson Farms — CFO
I did not. I suspect it is going to be like it was, it will be this year. It will be very similar to fiscal 2010. The reason I didn’t is we don’t owe any money today, outside of our term loan. Of course, and we’ll have that interest in fiscal 2011, and we will not be capitalizing any to Kinston. I don’t know when I am going to start construction on the second plant, when I do, I will begin capitalizing interest again there. But I don’t know the date for that. And I don’t know how much money we are going to make. So it is kind of hard to just know whether I am going to get into my revolver. So no, I didn’t, as we go through the year, I will try to do that, and I will try to give you some ideas about where we are headed.
Ken Goldman - JPMorgan — Analyst
Thank you.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Mike Cockrell - Sanderson Farms — CFO
Absolutely.
Joe Sanderson - Sanderson Farms — CEO
Thank you.
Operator
We’ll take our next question from Christina McGlone with Deutsche Bank.
Christina McGlone - Deutsche Bank — Analyst
Good morning.
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Christina McGlone - Deutsche Bank — Analyst
Joe, can you talk about Kinston, how the competitive climate, how it has been to sell that product. I know Lampkin said that retail is still solid. I’m just curious to know how much of the plant is sold, and what that means incrementally to Sanderson, and what you have found in terms of competition?
Joe Sanderson - Sanderson Farms — CEO
Well, because we are selling this into retail, it is not — it is tough. Anytime you open a new plant, it’s tough, but it’s not as bad as selling into food service. And we are entering a new market place, but we kind of know all the players up there. And we have been able to sell a little bit of this product already. We are actually starting a new customer in January that we are not going to be able to ship out of Kinston because Kinston is not going to be ready. We’re going to ship it out of either Moultrie or McComb.
But it will be tough getting it sold out. We used to say it took two years to get a tray pack plant sold out. It really didn’t — I guess it took that long in Moultrie. But we are headed into the biggest marketplace we have ever attempted, so I am hopeful. Compared to further processing or big bird deboning, this feels a little better. But it is going to be tough anywhere you go.
Christina McGlone - Deutsche Bank — Analyst
Okay. So, if we are thinking about Kinston in terms of breakeven, Mike, when do you think it would reach breakeven status? Is it a big enough drag on results that we would be modeling this in?
Mike Cockrell - Sanderson Farms — CFO
No. As we have said before, it is difficult to say when a plant is going to begin breakeven because we never know what market they are going to be selling into. Waco for example, when it opened up in 2007 as a big bird plant, good cost structure. It was profitable before it got to 100% production. I will say it is very challenging for a plant to get into the black until it is running full. Just because it has such a significant cost disadvantage. So I don’t know.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson - Sanderson Farms — CEO
Kinston shouldn’t be a big drag though. Because our base is so much larger than when we used to open a plant. And you won’t get everything capitalized and on the books up there until April probably, will you? So it is not going to hit. All your fixed costs are not going to hit up there until April. I don’t think it is going to be that big of a deal.
Christina McGlone - Deutsche Bank — Analyst
Okay. And then Lampkin, if we look at Russia, I know it changed, so I’m not sure if this is the most up-to-date, I thought that full quota was 350,000 metric tons for next year, and we don’t know our allocation. But if it is at 70% to 75%, say that’s 250,000 or 260,000 metric tons, how much will the US ship this year? Will we see year-over-year growth in shipments to Russia next year?
Lampkin Butts - Sanderson Farms — President
January through September, we are at 170,000 metric tons. That includes a little bit that showed up in January at the start of the year. And then October was 95,000 metric tons, September 37,000, almost 38,000. The quota for next year, what we are hearing from our importers over there, from our trading partners over there, this 350,000 metric tons. I wouldn’t say it is official yet, but that’s what we are hearing from our contacts in Russia.
We are also hearing from them that that 350,000 metric tons may not be country specific. So, we could possibly get more than 74%. But at 74% compared to — if we get 74% of 350,000 metric tons, that’s 259,000 metric tons, and I don’t know what November and December are going to be, but it looks like we are going to ship 225,000 or 250,000 metric tons this year. So, if we get 250,000 metric tons next year, that’s going to be flat in Russia, I think.
Christina McGlone - Deutsche Bank — Analyst
Okay. Thank you very much. And just last question, Joe, to follow-up on Heather’s questioning, what is the discount that [Brackney] is selling to Ernaberry right now?
Joe Sanderson - Sanderson Farms — CEO
Right now, it’s 18 to 23 back.
Christina McGlone - Deutsche Bank — Analyst
Okay, thank you very much.
Joe Sanderson - Sanderson Farms — CEO
You’re welcome. Thank you.
Operator
We’ll take our next question from Christine McCracken with Cleveland Research.
Christine McCracken - Cleveland Research Company — Analyst
Good morning.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Christine McCracken - Cleveland Research Company — Analyst
Glad you remember all of those conversations. You guys talked about the increase in birds that we are seeing on the market, but you really haven’t gone into a lot of detail around weights. We have seen a pretty significant increase here over the fall.
Joe Sanderson - Sanderson Farms — CEO
Yes.
Christine McCracken - Cleveland Research Company — Analyst
I think some people are attributing that maybe to feed quality, I am not sure. But you raised your average weights in the 10-K slightly. I’m just wondering, you’ve seen some moves by some of your peers to add some bigger birds. How realistic is it to expect weights to come down on higher feed costs? And is that built into your expectations?
Joe Sanderson - Sanderson Farms — CEO
We were down in the third quarter because of heat.
Lampkin Butts - Sanderson Farms — President
Well, we were up in 2010 compared to 2009 because we had deliberately taken weights down.
Joe Sanderson - Sanderson Farms — CEO
We ran 7.5 pound chickens in 2009 for — .
Mike Cockrell - Sanderson Farms — CFO
Until August, the first of August.
Lampkin Butts - Sanderson Farms — President
No, it wasn’t through August.
Mike Cockrell - Sanderson Farms — CFO
We stopped that cut back the first of August.
Joe Sanderson - Sanderson Farms — CEO
Remember we cut back in 2009, Christine. Okay, let me go back to your question. What was your question now? I didn’t — .

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Christine McCracken - Cleveland Research Company — Analyst
Well I’m not seeing a big increase in weights here, and I’m a little surprised.
Joe Sanderson - Sanderson Farms — CEO
Some of it is on purpose. You’re talking about Sanderson or the industry?
Christine McCracken - Cleveland Research Company — Analyst
Industry.
Joe Sanderson - Sanderson Farms — CEO
Some of it is on purpose in the industry. And we have been running ahead of the industry for seven or eight years, both in tray pack and in big bird. The tray pack industry, we have been running like a 6.25 pound bird tray pack, and the rest of the industry is running at 5.5 pounds. Agri Stats and the analysts have been telling everybody that, and now everybody is running up close to where we are in tray packs. That happened a year ago. That has stopped now. There is no more weight gain in the tray pack.
But in the big bird deboning region, a lot of people have gone past us, and are up to 8.75 to 9 pounds. Now that is not everybody. But that was on purpose. There are a few companies that have targeted 9 pound chickens. And I expect — well, it just depends on what marketing program you have. If you are targeting — if you’re deboning for McDonald’s, you can’t do that. You have to do, what size do they run? 7 pounds? 6.5 to 7 pounds, and you can’t go over that.
Some of us that are doing food service, we have to have a certain wing count at some of our plants. Number of wings that go in a box, a 40-pound box. So we have to run at some of our plants, 8.35 pounds, and we cannot go above that. And it depends on your marketing program, but if you’re just producing boneless breast, some of those people have gone to 9 pounds. It just depends on your marketing program.
But the big move in big bird deboning have been, this last year have been — how many is it, Bob? Half a dozen plants that have run up to 9 pounds? But they’ve gone to 8.5 to 9 pounds. Probably 15 plants have moved to 8.5 to 9 pounds. And I would anticipate that that trend, and it’s all in big bird, that that trend will continue. But you have a few plants that probably — we have a couple, three that we can’t move much. And all of your McDonald’s plants can’t move. Any plants cutting for wing count can’t move, half of them can move, half of them can’t.
Christine McCracken - Cleveland Research Company — Analyst
So you’re saying that most of this, I guess, big break out here in the last couple of months on weight is structural? And it’s actually not going to move down with the higher feed costs?
Joe Sanderson - Sanderson Farms — CEO
Well, it could if it got real bad. If it got real bloody, it could. It depends on if — if you are bad operator, yes, it could move down. It could move down.
Lampkin Butts - Sanderson Farms — President
And if you go back to the fall of 2008, Christine, you remember that there were a lot of companies, us included, that lowered our target live weights.
Joe Sanderson - Sanderson Farms — CEO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
We did it because we were losing so much money. But you have to be losing a lot of money to do that. And this, where we are right now, is nothing like 2008.
Christine McCracken - Cleveland Research Company — Analyst
Right, but when we look at the balance sheet for corn and meal, it looks like it could get there pretty easily. So I’m wondering at what point, let’s just say on corn. What is the price on corn that rations demand? Because I am having a hard time figuring that out.
Joe Sanderson - Sanderson Farms — CEO
Well, corn stopped, when it went above $6 back in November, when corn went above $6, export sales dried up, and a lot of things happened when it went above $6. They saw a lot of stuff happen at $6. And the March contract’s getting pretty close to that now. When we turn the corner in January, and the March contract, I don’t remember where it was. There is a whole lot of difference though between $6 corn and $8 corn. There is a big, big difference.
I think peoples’ balance sheets are such that people are not scared right now. And that goes back to what Ken Goldman’s question was. He may be more right, because everybody’s balance sheet is probably in pretty good health right now. To me, the risk is not this year. The risk is 2011 crop.
Christine McCracken - Cleveland Research Company — Analyst
All right. I can follow up with you after the call. Thank you.
Joe Sanderson - Sanderson Farms — CEO
You bet.
Operator
Our next question comes from Stephen Share with Morgan Joseph.
Stephen Share - Morgan Joseph — Analyst
Hi. Great quarter.
Joe Sanderson - Sanderson Farms — CEO
Thank you. Good morning, Stephen.
Stephen Share - Morgan Joseph — Analyst
Good morning. Say, you gave pretty detailed production numbers, and I was wondering if you could tell us what your plans are as far as Kinston production. Do you have — could you kind of put us in the ballpark of how you see that ramping up?
Joe Sanderson - Sanderson Farms — CEO
We are going to try to ramp that up over a 12-month period. We had originally had a 15-month schedule. Here, you do that.
Mike Cockrell - Sanderson Farms — CFO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
If you are modeling for Kinston during 2011, we plan to process 2.6 million, excuse me 2.7 million pounds in the first quarter, 21 million in the second, 38.9 million in the third, and 51.1 million in the fourth.
Stephen Share - Morgan Joseph — Analyst
Okay.
Mike Cockrell - Sanderson Farms — CFO
Total of 114 million pounds, more or less.
Stephen Share - Morgan Joseph — Analyst
Okay, good. And then kind of secondarily, you talk about, we know we are going to have a tough first half, and we are going to look for people to maybe reevaluate the market in the second half of the year. If the market looks pretty bleak in the second half, would you consider just delaying the second plant? Why not just delay that until we see a little bit more favorable environment? Is that kind of what you’re leaning towards, or are you going to go kind of full steam ahead regardless of what the market is telling you, just because long-term you like the business, and you want to be in the business?
Joe Sanderson - Sanderson Farms — CEO
Well, we build these plants for 50 years, and we don’t ever try to time it against the market. If it drags out, what I would look at would be the 2011 grain crop. That would be one thing, but as far as the chicken market, I know the chicken market is going to right itself. I’m not worried about the chicken market. I never try to time it against the chicken market.
But the 2011 grain crop is more important than the chicken market. If you have a failure in the 2011 crop, that would be, that’s where you get to your $8 corn. I would not want a — that would cause me to pause more than the chicken market. I’m confident the chicken market will correct pretty quickly. But I don’t know what you would do if you would have a crop failure in 2011.
Stephen Share - Morgan Joseph — Analyst
And then one last one for me, just with Kinston on the SG&A front, I saw you have the $4.5 million start up cost. What would be kind of a going run rate that we should expect to add as far as SG&A for Kinston, once the plant is running at a normal rate?
Mike Cockrell - Sanderson Farms — CFO
We gave that number. I don’t have that number with me. We give that number a year ago, and I don’t recall off the top of my head, Stephen. We added some salaried employees here at the general office — .
Joe Sanderson - Sanderson Farms — CEO
They’re already added.
Mike Cockrell - Sanderson Farms — CFO
Yes, that is true, they’re already in there.
Joe Sanderson - Sanderson Farms — CEO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Your SG&A cost per pound is going to go down.
Mike Cockrell - Sanderson Farms — CFO
I could isolate that for you, but as Joe said, it is really already in there. You have more employees, so we have another payroll person, you have another environmental, and you have another engineer, and that kind of thing. But I don’t recall what that was. We did give that number once.
Joe Sanderson - Sanderson Farms — CEO
Once you get both plants up and running, your SG&A expenses per pound goes down.
Stephen Share - Morgan Joseph — Analyst
Sure. Okay, great, thanks.
Joe Sanderson - Sanderson Farms — CEO
Thank you.
Operator
We’ll take our next question from Lindsay Mann with Goldman Sachs.
Lindsay Mann - Goldman Sachs — Analyst
Good morning, everyone.
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Lindsay Mann - Goldman Sachs — Analyst
I just had a couple quick clarifications. So first of all, on your grain and feed costs for the first quarter of fiscal 2011, you guys are locked in through calendar year-end on your cost of corn and meal, is that right?
Joe Sanderson - Sanderson Farms — CEO
Yes.
Lindsay Mann - Goldman Sachs — Analyst
And how should we think about the, is the price of feed that you’ll be paying then for the first quarter sort of comparable to how we saw stuff flow through in the fourth quarter?
Joe Sanderson - Sanderson Farms — CEO
No.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Lindsay Mann - Goldman Sachs — Analyst
So how should we think about that?
Joe Sanderson - Sanderson Farms — CEO
You think that it’s higher.
Lindsay Mann - Goldman Sachs — Analyst
Okay, so the prices that you purchase for were not — you did that purchasing later than what you did for the end of the fiscal year?
Mike Cockrell - Sanderson Farms — CFO
That’s correct.
Lindsay Mann - Goldman Sachs — Analyst
And then at what point do you start to look to build longer positions of coverage to get yourself ready for the next fiscal year? When you start really buying.
Joe Sanderson - Sanderson Farms — CEO
I don’t know that we will. We may be hand-to-mouth for a long time. We usually do take positions, but we will wait for the January report, and then we are going to wait for a couple other events that we think may happen. And I don’t know that we will. I don’t know. I don’t like buying when these funds are this long, particularly on corn. I think that’s not a good time to be buying, and I don’t know when we will.
Lindsay Mann - Goldman Sachs — Analyst
Okay. And as far as your buyback goes, can you talk about — if your fundamental performance would change when you choose to go into the market to buy shares? So if you are in the midst of very challenging profit conditions, would you delay those buybacks, or are you simply looking at the share price?
Mike Cockrell - Sanderson Farms — CFO
On the August call, our share price was about $42 a share, and somebody asked Joe if he was an aggressive buyer at that price. He said that he thought it was very attractive. We bought everything we could. We have rules that govern when and how and from whom and how much and so forth, and we bought what we could until we were locked out of the market, which was the end of September. The market for us will open back up. We will watch the share price, it’s going to primarily be that, and we are very comfortable with our cash position. We are fine on the balance sheet. And we still have some more room on the buyback plan.
Lindsay Mann - Goldman Sachs — Analyst
And then lastly, are you seeing any impact in your business from some of the measures, or do you expect to see any impact from some of the measures China has talked about to tame domestic food inflation?
Joe Sanderson - Sanderson Farms — CEO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
No. No, we haven’t seen anything. Our sales have been stable and brisk and fine over there.
Lindsay Mann - Goldman Sachs — Analyst
Okay. Thanks very much.
Joe Sanderson - Sanderson Farms — CEO
Thank you.
Operator
We’ll take our next question from Ken Zaslow with BMO Capital Markets.
Ken Zaslow - BMO Capital Markets — Analyst
Good afternoon.
Joe Sanderson - Sanderson Farms — CEO
Good afternoon. How are you doing?
Ken Zaslow - BMO Capital Markets — Analyst
Good, I thought it was good morning, but I think it’s good afternoon now.
Lampkin Butts - Sanderson Farms — President
Still morning in the south.
Ken Zaslow - BMO Capital Markets — Analyst
So, my first question is, you said that you moved up from — you moved up one spot in the industry. Can you talk about what that actually translates into savings?
Joe Sanderson - Sanderson Farms — CEO
I don’t know. What it took to move up?
Ken Zaslow - BMO Capital Markets — Analyst
Yes, what about in terms of savings?
Mike Cockrell - Sanderson Farms — CFO
Yes, it’s a combination of things, as Joe — we measure based on bottom line profit per head. So you have everything rolled into that. You have sales, cost, grain, everything is in that number. So, it’s a combination of things, it’s not one thing — .

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson - Sanderson Farms — CEO
I don’t know.
Lampkin Butts - Sanderson Farms — President
I don’t know a number. It depends on what our competition does, too.
Joe Sanderson - Sanderson Farms — CEO
It was a bunch of stuff. It wasn’t any big thing, it was a bunch of little stuff. Just like we do every year, we identified a tremendous amount we could have done better with. We are working on that right now.
Ken Zaslow - BMO Capital Markets — Analyst
And when you say for 2011 you have stuff on the table, I think Farha asked the question, and you didn’t want to give a number. Are we talking about a lot of small little projects as well, or is it any big projects, any anecdotal stories that you would like to tell us about it?
Joe Sanderson - Sanderson Farms — CEO
Well, we found stuff in live production, some. We found some in processing, and a good bit of stuff in sales, that we can do better, and it was meaningful money. It was a lot of money.
Ken Zaslow - BMO Capital Markets — Analyst
Would you say it’s about 10% to 20% of your higher corn price — higher feed cost? Would that be a reasonable assumption?
Lampkin Butts - Sanderson Farms — President
Higher feed cost is — .
Mike Cockrell - Sanderson Farms — CFO
You are trying to get us, you’re backing into a number, aren’t you Ken?
Ken Zaslow - BMO Capital Markets — Analyst
Actually, I am.
Joe Sanderson - Sanderson Farms — CEO
We came in on a feed truck, but it was a big new one. No comment. It’s a lot of money.
Ken Zaslow - BMO Capital Markets — Analyst
Okay, fair enough. Is $8 the magic number for you for corn for you guys to do cut backs or do anything, or is that, Joe, you just threw out that number because $8 just seems like a high number? Is it 50, is it — at what level do you guys start to think real hard about, hey, you know what?

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
We want to trim back out our production, and kind of think more about the summer as well. And you said, this whole call, you kept on talking about honesty and all that, but I’m just trying to figure out where that actually comes out.
Joe Sanderson - Sanderson Farms — CEO
I think what really happens is the depth of the losses, and the condition of the balance sheet. That’s what makes people cut back. And what I’ve always said is bankers are the key there. They are the ones that make people cut back. Very few people, and there are some that do it, but bankers didn’t make us cut back, we cut back on our own. And I think some other companies in the past have cut back on their own, but most of the time it is bankers that put pressure on companies to make adjustments. I presume in $8 corn, people are losing a lot of money.
Ken Zaslow - BMO Capital Markets — Analyst
But at $7 corn, they are not?
Joe Sanderson - Sanderson Farms — CEO
I don’t know. It depends on the situation and the circumstance. $8 corn is what did it in 2008. And it wasn’t really $8 corn, it was people that jumped out and bought $8 corn, if you remember.
Ken Zaslow - BMO Capital Markets — Analyst
Yes.
Joe Sanderson - Sanderson Farms — CEO
And bought a lot of it, and bought it forward. It wasn’t that one week of $8 corn. Corn didn’t stay $8 very long, but there were some people that went out and bought $8 corn, and made it last for six to nine months. That’s what got it.
Ken Zaslow - BMO Capital Markets — Analyst
So what would be the level that you would think about, given the current pricing environment on the chicken side?
Joe Sanderson - Sanderson Farms — CEO
Think about buying it?
Ken Zaslow - BMO Capital Markets — Analyst
No, think about cutting production.
Mike Cockrell - Sanderson Farms — CFO
Depends on our loses. We cut in 2008.
Joe Sanderson - Sanderson Farms — CEO
We were losing $10 million a month.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Mike Cockrell - Sanderson Farms — CFO
Yes, because we could lose less money with fewer chickens. Obviously you lose some efficiency when you cut production. You have to balance that lost efficiency against what you are making or what you’re losing.
Joe Sanderson - Sanderson Farms — CEO
I think corn at that time, was $5.75 a bushel, but boneless breast was $0.85 a pound, and leg quarters were $0.10 a pound.
Mike Cockrell - Sanderson Farms — CFO
That’s exactly right. And we lost less money if we cut back, so we cut back. So we start running numbers when we get to that point but — .
Joe Sanderson - Sanderson Farms — CEO
We ran it every week, and when it got to — it just crossed the line when we got to those numbers.
Ken Zaslow - BMO Capital Markets — Analyst
Given the current pricing environment on chicken, what would those levels have to be for you to make that trade-off?
Joe Sanderson - Sanderson Farms — CEO
I don’t know, but we’re not anywhere close to that. We are setting for full right now for January.
Ken Zaslow - BMO Capital Markets — Analyst
When you think about this year in terms of its context, I know you said $6 was a record year, but the reality is, it wasn’t record margins, it wasn’t record production for you. When you think about your earnings potential, again, the next three to six months is going to kind of stink. After that, how do you see it? How do I kind of use a historical margin against your topline growth? I’m getting to somewhere in the $650 million to $750 million range. Is that something that you guys model out? Can you talk about what you guys think about that?
Joe Sanderson - Sanderson Farms — CEO
Well, our volume’s going to be up. This plant is going to carry us up 13% from this year. Our volume, when this plant’s at full production, which will be in 2012, I guess, we will be up 13%. And you know we did this year, and this year we had a, the demand was good, you had basically an $0.85 Georgia dock, so that’s good at retail. We had a mediocre export year, except for three months. We had a mediocre food service year, except for, what, six weeks?
Mike Cockrell - Sanderson Farms — CFO
August and a little bit of September.
Joe Sanderson - Sanderson Farms — CEO
We haven’t had a normal year like 2007, which I’d love to see a normal year one time again.
Mike Cockrell - Sanderson Farms — CFO

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Ken, we do run those numbers, and as Joe pointed out in his remarks, and as you just observed, we didn’t earn peak margins this year. We’ve had several years in the past, Lampkin, what was it, five years? Five years before we’ve earned higher returns on sales, and higher margins per pound. And yet because of our volume, we had a record year. Those numbers you just threw out, $650 million to $750 million is reasonable, but if you add 30% more capacity, which we have planned, add 30% more to that. And you get to a higher number, and yes, we do run that.
Ken Zaslow - BMO Capital Markets — Analyst
So if you run that, and you have a strong balance sheet, why wouldn’t you not authorize more share repurchases, again, you guys don’t tend to care about the next three to six months. Your balance sheet is not weak in any way. It is a good investment for your investors, or your shareholders. Why wouldn’t you think more aggressively about share repurchases?
Mike Cockrell - Sanderson Farms — CFO
As you know, and we have said this before. We show that. We look at that, and we look at buying back stock versus adding pounds, and typically adding pounds wins out in that battle. But when we’re heading into an environment like Joe has described, plus we got a new plant to build and finish a plant, we’re going to be a little bit more cautious about that. But we have the balance sheet to do it. You’re absolutely right, and we will watch it, and we will run the numbers.
Ken Zaslow - BMO Capital Markets — Analyst
My last question is, how long will it take for you guys to be non dependent on Russia, basically only do Russia on a spot basis? Will you be there at the end of this year?
Joe Sanderson - Sanderson Farms — CEO
It depends on the growth. If we have another good year, in the other markets like we had in 2010, I think you will be out. I would love to have China back before, but it doesn’t appear that is going to happen. But if we have decent growth in these other markets, I think we could be without Russia.
Ken Zaslow - BMO Capital Markets — Analyst
And be fine?
Joe Sanderson - Sanderson Farms — CEO
I think so.
Ken Zaslow - BMO Capital Markets — Analyst
By the end of the year, or would you say 2012 would be the more likely scenario?
Joe Sanderson - Sanderson Farms — CEO
2012.
Ken Zaslow - BMO Capital Markets — Analyst
Alright, cool. Thanks a lot.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
Joe Sanderson - Sanderson Farms — CEO
Thank you, Ken.
Operator
We’ll take our next question from [Zeb Nihgison] with PCC.
Zeb Nihgison - PCC — Analyst
Hi, guys, I appreciate you taking the call. You gave a lot of information. I am still confused about your philosophy around buying forward commodities or hedging yourself. It just seems like you are potentially in a position where you’re not making a lot of money right now, or flat, and you’re essentially short the commodity curve going forward, which seems like a very dangerous place to be. And I understand that you have balance sheet flexibility to take some of that pain, but why not just hedge a portion of it, or buy forward a portion of it?
Lampkin Butts - Sanderson Farms — President
Well, we often do. First place, I am not going to lock in a loss. If you did it right now, based on where the chicken market is, you lock in a loss. The second reason is the CFTC is supposed to come out with guidelines, or some kind of action authorized by the Dodd-Frank bill. They had 270 days to come out with some type of regulations with hedge funds, ETF’s, investment funds, and that is supposed to happen in January. Doesn’t guarantee it’s going to happen in January. Regarding position limits on commodities. Primarily, I think the first one is going to be on energy investments. And I don’t want to do anything until that happens.
If they come out and limit, or make more transparent, or limit the number of contracts those people can have, it’s going to affect, it could affect the value of the commodities. And it could affect the Board. So those are two of the — also, I was reading — we kind of thought the Chinese may raise their interest rates. That was another reason we hadn’t taken a position yet.
And I don’t like to buy, I don’t like to buy grain when hedge funds own 25% or 30%, or index funds own 25% to 30% of the crop. We don’t do things by our stomach. We do a lot of homework, talk to our advisors, and this past year we took a position on soybean 10 months ahead, and it worked out fine. And we do it all the time. But today, right now, with these things pending, and some of them may never happen, but we think they might happen. And that is our thinking right now.
Zeb Nihgison - PCC — Analyst
Thanks, Lampkin.
Operator
We’ll take our next question from Sarkis Sherbetchyan with B Riley and Company.
Sarkis Sherbetchyan - B. Riley & Company — Analyst
Hello, good morning.
Joe Sanderson - Sanderson Farms — CEO
Good morning.
Sarkis Sherbetchyan - B. Riley & Company — Analyst

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
My question relates to the second North Carolina facility. How long would it take from the start of construction to the processing of the first bird for that facility?
Joe Sanderson - Sanderson Farms — CEO
It is about a 13-month build.
Sarkis Sherbetchyan - B. Riley & Company — Analyst
Okay, and do you still anticipate on 1.25 million heads per week for the second facility?
Joe Sanderson - Sanderson Farms — CEO
Yes.
Sarkis Sherbetchyan - B. Riley & Company — Analyst
Perfect.
Lampkin Butts - Sanderson Farms — President
Just like Waco.
Sarkis Sherbetchyan - B. Riley & Company — Analyst
Thanks for taking my question.
Joe Sanderson - Sanderson Farms — CEO
Thank you.
Operator
And gentlemen, at this time there are no further questions in queue.
Joe Sanderson - Sanderson Farms — CEO
Thank you. Thank you all for spending time with us this morning, on behalf of everyone at Sanderson Farms, we wish you all happy holidays and a happy, prosperous and peaceful new year. Thank you.
Operator
Again ladies and gentlemen, we thank you for your participation. That will conclude today’s conference call.

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Final Transcript
Dec 14, 2010 / 04:00PM GMT, SAFM - Q4 2010 Sanderson Farms Earnings Conference Call
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